Exhibit 10.2

[FORM OF] PARTICIPATION RIGHTS AGREEMENT

This PARTICIPATION RIGHTS AGREEMENT (this “Agreement”), dated as of          , 2017 (the “Effective Date”) is made by and between Sun BioPharma, Inc., a Delaware corporation (the “Company”), and the person named on the signature page hereto (“Participant”).

WHEREAS, the Company desires to grant and Participant desires to receive a right to participate in future offerings of the Company’s equity securities, subject to certain reasonable conditions; and

WHEREAS, this Agreement is one of a series of similar Participation Rights Agreements to which the Company is a party (collectively, the “Agreements”), each of which is executed in connection with the Company’s private placement of convertible promissory notes (collectively, the “Notes”) in February and March 2017.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Participant agree as follows:

1.     Issuance of New Securities. The Company hereby grants to Participant a right to purchase Participant’s Pro Rata Portion of any new Equity Securities that the Company may from time to time propose to issue or sell to any person(s); provided, that this Agreement will not apply to any issuance identified in Section 3, Excluded Issuances, below. “Equity Securities” means any and all shares of Company common stock, par value $0.001 per share, and any securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares

1.1.     Additional Issuance Notices. In the case of any transaction not covered by Section 4, Rights on Registered Offerings, below, the Company will give to the Participant written notice (an “Issuance Notice”) of any proposed issuance or sale of new Equity Securities before such issuance or sale may be consummated. The Issuance Notice will set forth the Company’s bona fide intention to offer such Equity Securities and the material terms and conditions of the proposed issuance or sale, including: (a) the number and description of new Equity Securities proposed to be issued; (b) the proposed issuance date, which shall be at least seven (7) calendar days from the date of the Issuance Notice; and (c) the proposed purchase price per share of new Equity Securities and all other material terms of the offer or sale.

1.2.     Exercise of Participation Rights. In the case of any transaction not covered by Section 4 below, Participant will, for a period of seven (7) calendar days following the receipt of an Issuance Notice (the “Participation Period”), have the right to elect irrevocably to purchase all of its Pro Rata Portion of any new Equity Securities on the terms and conditions, including the purchase price, set forth in the Issuance Notice by delivering a written notice to the Company (a “Participation Notice”) indicating its desire to purchase its Pro Rata Portion. The delivery of a Participation Notice by Participant will be a binding and irrevocable offer by the Participant to purchase the new Equity Securities described therein. The failure of Participant to deliver a Participation Notice by the end of the Participation Period will constitute a waiver of its rights under this Agreement with respect to the purchase of such new Equity Securities, but shall not affect its rights with respect to any future issuances or sales of new Equity Securities.

1.3.     Post-Notice Issuance. Following the expiration of the Participation Period, the Company will be free to complete the proposed issuance or sale of new Equity Securities described in the Issuance Notice with respect to which the Participant has declined to exercise the participation right set forth in this Agreement on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of new Equity Securities to be issued or sold by the Company may be reduced); provided, that: (i) such issuance or sale is closed within one hundred twenty (120) calendar days after the expiration of the Participation Period and (subject to the extension of such period for a reasonable time not to exceed sixty (60) calendar days to the extent reasonably necessary to obtain any third-party approvals; and (ii) for the avoidance of doubt, the price at which the new Equity Securities are sold is at least equal to or higher than the purchase price described in the Issuance Notice. In the event the Company has not sold such new Equity Securities within such time period, the Company may not thereafter issue or sell any new Equity Securities without first again offering such securities to the Participant in accordance with the procedures set forth in this Agreement.

Participation Rights Agreement

1.4.     Closing of the Issuance. The closing of any purchase by the Participant pursuant to this Agreement will be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice, except that transactions described in Section 4 below will be consummated in the manner proscribed by the underwriter or agent therefor. Upon the issuance or sale of any new Equity Securities in accordance with this Agreement, the Company will deliver the new Equity Securities in certificated form (or such other form has been approved by the Company), free and clear of any liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such new Equity Securities shall be, upon issuance thereof to such purchasers and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. The Participant will deliver to the Company the purchase price for the new Equity Securities purchased by it by certified or bank check or wire transfer of immediately available funds, unless otherwise provided by the Company or as otherwise provided pursuant to the terms of a transaction described in Section 4 below. Each party to the purchase and sale of new Equity Securities will take all such other actions as may be reasonably necessary to consummate the purchase and sale including, without limitation, entering into such additional agreements as may be necessary or appropriate.

2.     Conditions to Participation. Notwithstanding anything to the contrary in this Agreement, Participant will not be entitled to participate in the purchase and sale of any new Equity Securities unless Participant is at all times during the Participation Period and through the consummation of the issuance or sale of new Equity Securities: (a) an “accredited investor” as such term is then defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act; and (b) not subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) (each, a “Disqualification Event”) promulgated under the Securities Act, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

3.     Excluded Issuances. Notwithstanding anything to the contrary in this Agreement, Participant will not be entitled to participate in the issuance of Company equity securities issued in connection with: (a) a grant to any existing or prospective consultant, employee, officer or director pursuant to any equity incentive plan or arrangement; (b) the conversion or exchange of any then outstanding securities of the Company into shares of Common Stock, or the exercise of any then outstanding options, warrants or other rights to acquire such shares; (c) any acquisition by the Company of the stock, assets, properties or business of any person; (d) any merger, consolidation or other business combination involving the Company; (e) a stock split, stock dividend or any similar recapitalization; (f) any issuance of warrants or other similar rights to purchase equity securities to lenders or other institutional investors in any arm’s length transaction providing debt financing to the Company or any of its subsidiaries (“Financing Warrants”) where such Financing Warrants, together with all then outstanding Financing Warrants, are not equal to and not convertible into an aggregate of more than five percent (5%) of the outstanding Equity Securities on a fully diluted basis at the time of the issuance of such Financing Warrants; or (g) the issuance of any Equity Securities to an investor that is an operating company in the fields of biotechnology or development, sale or distribution of pharmaceuticals.

4.     Rights on Registered Offerings. In lieu of the participation rights set forth in Section 1 above, to the extent the proposed issuance of new Equity Securities is not an excluded issuance pursuant to Section 3 and will involve the issuance of Equity Securities registered pursuant to the Securities Act to be sold in a transaction in which the Company has engaged one or more underwriter(s) or placement agent(s), as the case may be, the Company will (i) give the Participant notice of such proposed issuance as promptly as is reasonably practical and prudent in light of the timing and nature of the transaction and (ii) use commercially reasonable efforts to cause the underwriter(s) or placement agent(s), to allow the Participant to participate in such proposed issuance in an amount up to the Participant’s Pro-Rata Portion on the same terms, conditions and price to be provided to other investors in the proposed issuance of new Equity Securities, subject to Participant’s compliance with any timing, indication, eligibility and documentation requirements imposed by any underwriter or placement agent on similarly situated participants in the transaction.

Participation Rights Agreement

5.     Determination of Pro Rata Amount. Participant’s “Pro Rata Portion” of any issuance or sale of new Equity Securities means, on any issuance date for new Equity Securities, the number of such Equity Securities equal to the product of (i) the total number of new Equity Securities to be issued by the Company on such date and (ii) the fraction determined by dividing (x) the Eligible Shares owned by the Participant immediately prior to such issuance by (y) the total number of shares of Equity Securities outstanding on such date immediately prior to such issuance.

5.1.     Eligible Shares. “Eligible Shares” means the number of shares of Equity Securities owned by Participant as of the date of this Agreement, plus any shares of Equity Securities acquired directly from the Company, and minus the aggregate number of shares of Equity Securities sold by Participant after the date of this Agreement. The number of Eligible Shares held by Participant pursuant to any then-outstanding Note(s) will be determined based on Participant’s ability to elect to convert such Note(s) in to shares of Company common stock.

5.2.     Participant Reporting. To facilitate recordkeeping, Participant will notify the Company of any sale or other disposition of Company common stock within ten (10) calendar days of Participant’s irrevocable commitment to such sale or disposition, which notice will set forth (a) the total number of shares transferred and (b) the number of such transferred shares that constituted Note Conversion Shares immediately preceding the transfer. “Note Conversion Shares” means (a) all shares of Company common stock issuable based on a holder’s ability to elect to convert any then outstanding Notes and (b) all shares of Company common stock issued and outstanding as a result of the past conversion of any Notes, excluding any such shares that are no longer beneficially owned by the original holder of such shares.

6.     Termination. This Agreement, including all of Participant’s rights hereunder, will automatically terminate on the earlier of (a) the closing of a Corporate Transaction and (b) March 20, 2019. “Corporate Transaction” means: (1) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets; (2) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or (3) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company's capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the outstanding voting securities of the Company (or the surviving or acquiring entity). For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

Participation Rights Agreement

7.     Amendment, Modification and Waiver. Except as otherwise provided herein, the provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of at least seventy five percent (75%) of the Note Conversion Shares. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.     Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

If to the Company, then to:

Sun BioPharma, Inc.
712 Vista Blvd #305
Waconia, Minnesota 55387
Attn: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
Attn: W. Morgan Burns and Joshua L. Colburn

If to Participant: To the address set forth immediately below Participant’s name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

9.     Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Participant; provided, that the successor or acquirer agrees in writing to assume all of the Company’s rights and obligations under this Agreement. The Participant may not assign this Agreement without the prior written consent of the Company.

10.     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

11.     No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

Participation Rights Agreement

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

Company:

SUN BIOPHARMA, INC.

By:
Name:
Title:

Participant:

Signature(s):

Name(s):

Address:

Email:

Fax:

Participation Rights Agreement	Signature Page

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

Company:

SUN BIOPHARMA, INC.

By:
Name:
Title:

Participant:

Signature(s):

Name(s):

Address:

Email:

Fax:

Participation Rights Agreement	Signature Page